Exhibit 10.3
CYTRX CORPORATION
NON-EMPLOYEE DIRECTOR COMPENSATION
Effective October 1, 2005

BOARD OF DIRECTORS FEES

Quarterly Retainer	$2,000.00

Meetings (Attended in person)	$2,000.00

Meetings (Attended telephonically)	$750.00

Quarterly Retainer – Chairman	$6,000.00

COMMITTEE CHAIR FEES

Audit Committee	$2,000.00

Compensation Committee	$1,500.00

Nomination & Governance Committee	$1,500.00

COMMITTEE MEMBER FEES

Audit Committee	$1,000.00

Compensation Committee	$1,000.00

Nomination & Governance Committee	$1,000.00

CHAIR FEES ARE FOR IN-PERSON OR TELEPHONIC ATTENDANCE

UNANIMOUS WRITTEN CONSENT FEE

Each Consent (Board or Committee)	$750.00